Exhibit 10.14
Service Retention Program
Agreement 2009

Employee Name:

The above named employee was awarded a cash retention bonus of $            on,                  2009.

Guideline Notes
The cash bonus award will become vested in accordance with the following vesting schedule:

25% on May 1, 2009
25% on May 1, 2010
25% on May 1, 2011
25% on May 1, 2012

The bonus will be paid in the year in which the bonus, or a portion thereof, becomes vested.  In the event an employee terminates employment for any reason other than Death, Disability or Retirement prior to vesting, the bonus will be forfeited.  In the event of a termination due to Death, Disability or Retirement, the non-vested portion of the bonus will become vested as of the date of termination.  In the event of a Change in Control, the non-vested portion of the bonus will become vested.  The terms “Disability,” “Retirement” and “Change in Control” will have the same definition used in the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan.

This document is not a contract or commitment for employment.

Authorized By:                                           _____________________________________

Recipient’s Signature:                                 _____________________________________

Signature Witnessed by:                              _____________________________________